Exhibit 10.26

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE 83,333 SHARES OF SERIES C-2 CONVERTIBLE PREFERRED STOCK

December 30, 2005

THIS CERTIFIES THAT, for value received, General Electric Capital Corporation (“Holder”) is entitled to subscribe for and purchase up to Eighty Three Thousand Three Hundred Thirty Three (83,333) shares of the fully paid and nonassessable Series C-2 Convertible Preferred Stock (the “Shares” or the “Series C-2 Preferred Stock”) of Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Series C-2 Preferred Stock” shall mean the Company’s presently authorized Series C-2 Preferred Stock and any stock into which such Series C-2 Preferred Stock may hereafter be converted or exchanged.

1. Warrant Price. The Warrant Price shall initially be One Dollar and 50/100 dollars ($1.50) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Eastern time on the earlier of (i) the seventh anniversary of the date of this Warrant or (ii) two years after the date upon which the Company has consummated any initial public offering (an “IPO”) of shares of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933 as amended (the “Act”) whichever occurs earlier.

3. Method of Exercise; Payment; Issuance of Shares: Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after exercise of the Warrant and at the Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 30 days after exercise of the Warrant.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company’s Series C-2 Preferred Stock computed using the following formula:

X = Y (A-B) A

Where X = the number of shares of Series C-2 Preferred Stock to be issued to Holder.

Y =	the number of shares of Series C-2 Preferred Stock purchasable under this Warrant (at the date of such calculation).

A =	the Fair Market Value of one share of the Company’s Series C-2 Preferred Stock (at the date of such calculation).

B =	Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of the Company’s Series C-2 Preferred Stock shall mean:

(i) In the event of an exercise simultaneously upon the closing of an IPO, the per share Fair Market Value for the Series C-2 Preferred Stock shall be the offering price at which the underwriters initially sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Series C-2 Preferred Stock is then convertible; or

(ii) The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of the Wall Street Journal for the ten (10) trading days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of Series C-2 Preferred Stock is then convertible; or

(iii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Series C-2 Preferred Stock shall be the value to be received per share of Series C-2 Preferred Stock by all holders of the Series C-2 Preferred Stock in such transaction as determined by the Board of Directors; or

(iv) In any other instance, the per share Fair Market Value for the Series C-2 Preferred Stock shall be as determined in good faith by the Company’s Board of Directors. In the event of 3(c)(iii) or 3(c)(iv), above, the Company’s Board of Directors shall, upon request of Holder, prepare a certificate, to be signed by an authorized officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Company’s Series C-2 Preferred Stock. Such certification must be made to Holder at least ten (10) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) or 3(c)(iv).

Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration.

4. Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.

(a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

(i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests. The Holder is an “accredited investor” as defined in rule 501(a) under the Act.

(ii) The Holder is acquiring the Warrant, the Shares of Preferred Stock issuable upon exercise of the Warrant and the shares of Common Stock into which the Shares may be converted (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

(iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act (“Rule 144”) which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for more than one but less than two years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in a transaction directly with a “market maker”

(as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

(iv) The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless (a) a one-year minimum holding period has been satisfied and (b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

(v) The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(b) Legends. Each certificate representing the Securities shall be endorsed with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock records a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(c) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 4(b) of this Warrant shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the

Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Series C-2 Preferred Stock to be issued upon exercise or the shares of Common Stock into which the Shares may be converted for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Series C-2 Preferred Stock issuable upon exercise of this Warrant, or the shares of Common Stock into which the Shares may be converted other than a transfer registered under the Act, the Company may request a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.

As further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

6. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof provided, however, that the Securities may be subject to restrictions on transfer under State and/or Federal securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series C-2 Preferred Stock to provide for the exercise of the rights represented by this Warrant.

7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Conversion of Preferred Stock. If all of the outstanding shares of Series C-2 Preferred Stock are converted into Common Stock of the Company in accordance with the terms of the Certificate of Incorporation of the Company, then, effective upon such conversion, (i) this Warrant shall be exercisable for such number of shares of Common Stock as is equal to the number of shares of Common Stock that each share of Series C-2 Preferred Stock was converted into, multiplied by the number of shares of Series C-2 Preferred Stock subject to this Warrant immediately prior to such conversion, (ii) the Warrant Price shall be the Warrant Price in effect immediately prior to such conversion divided by the number of shares of Common Stock into which each share of Series C-2 Preferred Stock was converted, and (iii) all references in this Warrant to “Series C-2 Preferred Stock” shall thereafter be deemed to refer to “Common Stock.”

(b) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series C-2 Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable if any, upon such reclassification, change, merger or sale by a Holder of the number of shares of Series C-2 Preferred Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Preferred Stock purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(c) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series C-2 Preferred Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(d) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series C-2 Preferred Stock (other than accruing dividends payable pursuant to the Certificate of Incorporation of the Company) payable in Series C-2 Preferred Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series C-2 Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series C-2 Preferred Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series C-2 Preferred Stock (except any distribution specifically provided for in Sections 7(b) and 7(c)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the Holder of the Series C-2 Preferred Stock (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(e) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(f) Stock Splits and Combinations of Common Stock. After any mandatory conversion of shares of Series C-2 Preferred Stock pursuant to the Company’s Certificate of Incorporation, (i) if outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and (ii) if outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price with respect to such shares of Common Stock in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price pursuant to this Section 7(f), the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.

9. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws.

The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

10. No Fractional Shares. No fractional share of Series C-2 Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

11. Charges, Taxes and Expenses. Issuance of certificates for shares of Series C-2 Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

12. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

13. Lock-up Agreement. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, the Holder shall agree to enter into the form of lock-up agreement provided by such underwriters to holders of capital stock of the Company providing that the Holder shall not sell any shares of capital stock of the Company without the consent of such underwriters for a period of not more than 180 days following the effective date of the registration statement relating to such offering.

14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

(c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Connecticut.

(d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(e) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Connecticut, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:	Achillion Pharmaceuticals, Inc. 300 George St. New Haven, CT 06511 Attn: Mary Kay Fenton, VP Finance

If to the Holder:	General Electric Capital Corporation 83 Wooster Heights Road Danbury, CT 06804 Attn: Credit Manager

19. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

IN WITNESS WHEREOF, the parties has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of                     , 2005.

Achillion Pharmaceuticals, Inc.

By:	/S/ MARY KAY FENTON
Name:	Mary Kay Fenton
Title:	Vice President, Finance

General Electric Capital Corporation

By:
Name:
Title:

NOTICE OF EXERCISE

TO:

1.	The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series C-2 Preferred Stock (the “Preferred Stock”) of , (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated , 2005, (the “Warrant”).

2.	The Holder exercises its rights under the Warrant as set forth below:

☐	The Holder elects to purchase shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $ as payment of the purchase price.

☐	The Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.	The Holder surrenders the Warrant with this Notice of Exercise.

The Holder represents that it is acquiring the aforesaid shares of Preferred Stock for investment and not with a view to or for resale in connection with distribution and that the Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Preferred Stock in the name of the Holder or in such other name as is specified below:

Name:
Address:

Taxpayer I.D.:

(Holder)

By:
Title:
Date: